UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Targanta Therapeutics Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-3971077
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

222 Third Street, Suite 2300

Cambridge, Massachusetts 02142-1122

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-142842

Securities to be registered pursuant to Section 12(g) of the Exchange Act: Not Applicable

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.0001 per share, of Targanta Therapeutics Corporation (the “Registrant”) to be registered hereunder (the “Securities”), reference is made to the information set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 originally filed on May 11, 2007 (the “Initial S-1”) with the Securities and Exchange Commission (the “SEC”) (File No. 333-142842), as amended on June 27, 2007, July 24, 2007, August 22, 2007, September 26, 2007, and October 5, 2007, respectively, and as may be further amended from time to time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Under the Instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TARGANTA THERAPEUTICS CORPORATION

By:	/s/ MARK LEUCHTENBERGER
Mark Leuchtenberger
President and Chief Executive Officer

Date: October 9, 2007

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